EXHIBIT 8(w)


                      AMENDMENT TO PARTICIPATION AGREEMENT

                                                                    EXHIBIT 8(w)


                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Fund Participation Agreement, dated September 5, 1995, between IL Annuity and Insurance Company, a life insurance company organized under the laws of Kansas, The Alger American Fund, and Fred Alger & Company, Incorporated, is hereby amended, effective as of June 1, 2001, as follows:

              1. Paragraph 12.2, "the names and addresses of" in line 2 shall be replaced with "all information pertaining to", and in line 5, "names and addresses and other" shall be deleted.

              2. Paragraph 12.2, The following sentence shall be added at the end of this paragraph:


                           Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.

                  3. Schedule A, Separate Accounts, Associated Contracts, is hereby amended to include the following contracts: VCA-97, and VSTAR-01.


                  4. Schedule C, is hereby amended to include the following additional investment companies:

                           Dreyfus Investment Portfolio - Service Shares First Eagle SoGen Funds
                           J.P. Morgan Series Trust
                           Neuberger Berman
                           OCC Accumulation Trust
                           PIMCO Variable Insurance Trust
                           Royce Capital Fund
                           SAFECO Resource Series Trust
                           Strong Variable Insurance Funds, Inc.

         All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend as of the date and year first above written.

THE ALGER AMERICAN FUND

By: /s/ Gregory S. Duch      6/13/01
   ----------------------------------
                              Date

Name:  Gregory S. Duch
     --------------------------------
Title:   Treasurer
      -------------------------------


FRED ALGER & COMPANY, INCORPORATED

By: /s/ Gregory S. Duch      6/13/01
   ----------------------------------
                              Date

Name:  Gregory S. Duch
     --------------------------------
Title:   Executive Vice President
      -------------------------------


IL ANNUITY AND INSURANCE COMPANY

By: /s/ Daniel J. LaBonte
   ----------------------------------
                              Date

Name:  Daniel J. LaBonte
     --------------------------------
Title:    Sales Officer
      -------------------------------

                                      -2-